                                   EXHIBIT A
                                   ---------

                   AGREEMENT FOR JOINT FILING OF SCHEDULE 13G


     THE UNDERSIGNED PERSONS AND ENTITIES HEREBY agree to file with the Securities and Exchange Commission a joint Schedule 13G on behalf of each of the undersigned with respect to their ownership of shares of Common Stock of E-Stamp Corporation.



                                               /s/ Neal Douglas
                                              ---------------------------
                                              Neal Douglas

                                               /s/ Richard Bodman
                                              ----------------------------
                                              Richard Bodman

                                               /s/ Brad Burnham
                                              ----------------------------
                                              Brad Burnham

                              Pages 7 of 7 pages